Fourth Quarter 2011 Earnings Conference Call Supplemental Information January 24, 2012 FIRSTMERIT Corporation

Forward-Looking Statements Disclosure This presentation contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. 2

3  51st consecutive quarter of profitability  Net income of $30.5 million/$0.28 per diluted share • Return on average assets of 0.83% • Return on average equity of 7.70%  Dividend of $0.16 per share  Solid asset quality trends compared with 3Q11, including $0.8 million, or 5.76%, decline in NCOs and $9.3 million, or 10.27% decline in NPAs • NCO ratio at 0.73%, compared with 0.79% in 3Q11 • NPA ratio at 1.06%, compared with 1.21% in 3Q11  Average commercial loan growth of $173.4 million, or 3.56%, compared with 3Q11  Average core deposit growth of $226.1 million, or 2.42%, compared with 3Q11  Robust tangible common equity ratio of 7.86% at 12/31/11 4Q 2011 Highlights

4 Income Statement Highlights Financial Highlights (dollars in thousands except per share data) 2011 4th Qtr 2011 3rd Qtr 2010 4th Qtr Net interest income FTE (a) $123,598 $121,537 $130,227 Provision for non covered loan losses 12,275 14,604 19,816 Provision for covered loan losses 2,773 4,768 3,572 Other income 59,737 60,772 54,311 Other expenses 123,874 115,957 122,452 FTE adjustment (a) 2,632 2,396 2,363 Net income 30,496 31,737 27,030 Diluted EPS 0.28 0.29 0.25 Prior Quarter Comparison  4Q11 Net income decreased $1.2 million, or 3.91%, compared with 3Q11 Prior Year Comparison  4Q11 net income increased $3.5 million, or 12.82%, compared with 4Q10 (a) Net interest income on a fully tax-equivalent ("FTE") basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

Fee Income 5 Prior Quarter Comparison  4Q11 Noninterest income, net of securities transactions, increased $2.4 million, or 4.30%, compared with 3Q11 Prior Year Comparison  4Q11 Noninterest income, net of securities transactions, increased $0.2 million, or 0.40%, compared with 4Q10 Noninterest Income (dollars in thousands) 2011 4th Qtr 2011 3rd Qtr 2010 4th Qtr Trust department income $ 5,413 $ 5,607 5,627 Service charges on deposits 15,622 17,838 15,938 Credit card fees 10,182 13,640 12,678 ATM and other service fees 3,920 3,801 2,910 Bank owned life insurance income 3,381 3,182 3,192 Investment services and insurance 1,844 1,965 2,300 Investment securities gains, net 5,790 4,402 146 Loan sales and servicing income 5,875 1,036 9,221 Other operating income 7,710 9,301 2,299 Total other income 59,737 60,772 54,311

Noninterest Expense 6 Noninterest Expense (dollars in thousands) 2011 4th Qtr 2011 3rd Qtr 2010 4th Qtr Salaries, wages, pension, and employee benefits 62,546 $ 61,232 62,331 Net occupancy expense 7,270 8,464 9,236 Equipment expense 7,234 7,073 7,549 Taxes, other than federal income taxes 1,389 1,507 2,021 Stationary, supplies and postage 2,719 2,517 3,183 Bankcard, loan processing and other costs 7,948 8,449 7,810 Advertising 2,275 2,391 3,094 Professional services 5,763 5,732 7,731 Telephone 1,525 1,570 1,579 Amortization of intangibles 543 543 1,006 FDIC expense 5,119 3,240 4,342 Other operating expenses 19,543 13,239 12,570 Total noninterest expense 123,874 115,957 122,452 Prior Quarter Comparison  Total noninterest expense for 4Q11 increased $7.9 million, or 6.83%, compared with 3Q11 Prior Year Comparison  Total noninterest expense for 4Q11 increased $1.4 million, or 1.16%, compared with 4Q10

Net Interest Margin 7 (% )

Asset Yields / Liability Costs* 8 (dollars in thousands) December 31, 2011 September 30, 2011 December 31, 2010 Total investment securities and federal funds sold 3,480,508 3.08% 3,676,094 2.91% 3,238,026 3.29% Non-Covered loans 7,673,913 4.34% 7,483,333 4.35% 7,143,284 4.97% Covered loans 1,569,232 5.90% 1,694,153 6.11% 2,046,145 6.15% Total loans 9,243,145 4.62% 9,177,487 4.69% 9,189,429 5.24% Total earning assets 12,747,868 4.20% 12,878,105 4.18% 12,466,629 4.73% Demand – non interest bearing 3,013,543 -- 2,988,521 -- 2,816,851 -- Demand – interest bearing 991,456 0.09% 913,252 0.09% 857,960 0.09% Savings and money market accounts 5,569,213 0.43% 5,446,351 0.50% 4,710,682 0.69% Certificates and other time deposits 1,842,334 0.69% 2,099,558 0.83% 3,002,931 0.95% Total deposits 11,416,546 0.33% 11,447,682 0.40% 11,388,424 0.54% Borrowings 1,224,725 0.60% 1,289,711 0.81% 1,272,560 0.92% Total interest bearing liabilities 9,627,758 0.46% 9,748,872 0.58% 9,844,133 0.75% (*) FTE average quarterly balances and yields/costs

Deposits Average Core Deposits* $ in millions Average Total Deposits 9 (*) Core deposits include all deposits less certificate of deposits

4,446 4,554 4,666 4,876 5,050 4Q10 1Q11 2Q11 3Q11 4Q11 10 Average Commercial Loans $ in millions Commercial Loan Composition Commercial Loan Portfolio* (*) Excluding covered loans, commercial loan composition as of 12/31/11

Credit Results – Excluding Covered Loans 11

Capital Position 12 (dollars in thousands) December 31, 2011 September 30, 2011 December 31, 2010 Consolidated Total Equity $ 1,565,953 10.84% $ 1,570,654 10.69% $ 1,507,715 10.67% Common Equity 1,565,953 10.84% 1,570,654 10.69% 1,507,715 10.67% Tangible common equity (a) 1,097,670 7.86% 1,101,828 7.75% 1,037,720 7.59% Tier 1 capital (b) 1,119,892 11.48% 1,104,869 11.02% 1,061,466 11.57% Total risk-based capital (c) 1,242,177 12.73% 1,230,519 12.27% 1,176,429 12.82% Leverage (d) 1,119,892 7.95% 1,104,869 7.86% 1,061,466 7.61% (a) Common equity less all intangibles; computed as a ratio to total assets less intangible assets. (b) Shareholders’ equity less goodwill; computed as a ratio to risk adjusted assets, as defined in the 1992 risk based capital guidelines. (c) Tier 1 capital plus qualifying loan less allowance, computed as a ratio to risk adjusted assets as defined in the 1992 risk based capital guidelines. (d) Tier 1 capital computed as a ratio to the latest quarter’s average assets less goodwill.

Fourth Quarter 2011 Earnings Conference Call Supplemental Information January 24, 2012 FIRSTMERIT Corporation